EXHIBIT 23.1




                          INDEPENDENT AUDITORS' CONSENT




The Hartford Financial Services Group, Inc.:

We consent to the incorporation by reference in Registration Statement Nos. 333-105706 and 333-34092 of The Hartford Financial Services Group, Inc. on Form S-8 of our report dated June 24, 2003, appearing in this Annual Report on Form 11-K of The Hartford Investment and Savings Plan for the year ended December 30, 2002.


DELOITTE & TOUCHE LLP



Hartford, Connecticut
June 27, 2003

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